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                                                                   EXHIBIT 10.32

                        INTERNATIONAL LEASING AGREEMENT

               BETWEEN GLOBAL TELECOMMUNICATIONS OPERATIONS INC.

                            AND BUGATEL S.A. E.S.P.


By and between the undersigned FELIPE GARCIA ECHEVERRI, a Colombian citizen of legal age resident in Santafe of Bogota D.C. identified as it shown under his signature acting under a power of attorney for GLOBAL TELECOMMUNICATIONS OPERATIONS INC, a corporation with business office in Pasea Estate Road Town Torola, constituted according to the effective laws of the British Virgin Islands, United Kingdom by virtue of registration No. 170407 according based on the decree on corporations of international business herein THE LESSOR on one hand and for the other hand JORGE ENRIQUE MARTINEZ OCAMPO, of legal age, resident in Cali, identified as listed below his signature acting in his quality as the legal representative ( substitute) of the society BUGATEL S.A. E. S. P. a commercial corporation constituted by Public Deed No. 697 subscribed on June 18, 1997, at Notary Public First of Guadalajara de Buga with business office in Buga Department of Valle del Cauca, Republic of Colombia, with Nit 815.000.973-8, circumstances credited with the certificate of incorporation and of Commerce of Buga representation, issued by the Chamber attached to this contract herein THE LESSEE the parties herein have subscribed an International Financial Lease or International Leasing International in the infrastructure modality, which will be regulated by the following clauses, taking into account the following

                                CONSIDERATIONS

FIRST: For the purpose of this contract, THE LESSEE, with the purpose of acquiring the productive use of the goods described below, having discussed and
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studied, the goods objective of this contract with all and each of its characteristics and specifications and equally has selected SIEMENS AKTIENGESELLSCHAFT, company from Germany, as the supplier of the goods.

SECOND: That THE LESSEE has requested THE LESSOR to acquire the property of the goods object of this Contract, to be delivered to THE LESSEE under the title of Financial International Leasing, with the purpose of having such party exploit the goods economically in Colombia.

THIRD: That THE LESSOR declares that it is the owner of the goods object of this contract which tariff position is 85.25.20.10.00 and constituted by Emission Equipment With receiver apparatus incorporated with radio telephony, and switching equipment for 3,155 wireless telephone lines, which basic components constitute a functional unit in the terms foreseen in Note 4-Section XVI of the Customs Tariff and whose main function is carried out by an automatic apparatus for telephone switching whose detailed description is listed in the Technical Exhibit Attached to this Contract.

In consequence the PARTIES have celebrated this contracts as per the following clauses:

FIRST: DEFINITIONS. The terms used in this Contract, may they be in singular or in plural, in present, future, or past, they will have the meaning that has been assigned to them in the present clause. The terms that are not specifically defined in this clause, will be understood in the average and usual sense that they have in the corresponding technical language, or in natural and obvious language according to the general use of them.

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1.1.  PARTIES

A party is each one of the two contractual extremes in this agreement: THE LESSOR and THE LESSEE and Parties are the two extremes, one and the other.

1.2.  FINANCIAL LEASE OR LEASING

Contract through which a party, so called THE LESSOR grants another party, so called THE LESSEE, the use and possession of a good, in exchange for a periodic payment so called rent, with the option of acquiring it when the term the contract expires.

1.3.  INTERNATIONAL FINANCIAL LEASE OR INTERNATIONAL LEASING (CROSS BORDER
LEASING)

Contract of financial lease or leasing is the one through which each of the parties by virtue of their location, are subject to different legal systems.

1.4.  RENT

Amount of money that should be paid by THE LESSEE periodically to THE LESSOR for the use and possession of an asset which belongs to the other party.

1.5.  OPTION TO PURCHASE

Essential element of the contract for FINANCIAL LEASE OR LEASING which consists on the ability THE LESSEE has to acquire the asset delivered to it under the title of financial lease at the expiration of the respective contract.

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1.6.  VALUE OF ACQUISITION

It is the amount of money that should paid by THE LESSEE when exercising the purchase option to acquire the property of the asset delivered under the title of financial lease or leasing.

1.7.  ASSETS

Group of elements or items on which are the objective of this contract of financial lease or leasing and mentioned under Clause Third.

SECOND: OBJECTIVE. This contract considers as its objective, the delivery under the title of financial lease or leasing made by THE LESSOR to THE LESSEE of assets objective of this agreement, that the first party has acquired, so that THE LESSEE uses the assets and has them in its possession during the term of this agreement, with the possibility of exercising a purchase option when term of the contract expires.

THIRD: ASSETS OBJECTIVE OF THE CONTRACT. THE LESSOR gives THE LESSEE under title of financial lease, the possession of the following goods: Emission equipment with receiver incorporated apparatus for radio telephony. Switching equipment for 3,155 wireless telephone lines whose basic components constitute a functional unit in the terms contained in Note 4 - Section XVI of the custom tariff and whose main function is carried out through an automatic apparatus of telephone switching whose detailed description is listed in the technical exhibit attached to this contract.

FIRST PARAGRAPH

THE LESSEE acknowledges having received at its complete satisfaction under a leasing title or financial lease the goods before mentioned.

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SECOND PARAGRAPH

For all legal effects the PARTIES acknowledge that it is understood and contained in this Contract any mechanism or piece used as an accessory in the equipment leased or any such piece which may be added in the future.

FOURTH: IMPORTS. For all legal purposes the goods object of this contract has been acquired by THE LESSOR in the Federal Republic in Germany and they will be imported by THE LESSEE to the Republic of Colombia agreeing under this contract to the obligation and exact execution of the legal requirements and regulations which govern the import of goods to the Republic of Colombia. In particular, THE LESSEE is specifically forced to the constitution of guarantees required by law, and the timely submission of the purchase invoice and the corresponding customs declaration in conformity with the effective legal dispositions and to the opportune payment of the customs taxes (among others import rights, taxes and other applicable obligations to the leased goods) and in general to the execution of all customs and fiscal duties, within the terms and under the legal conditions. If because of legal reasons, the authorities mandate requirements or official liquidations or require payment of any custom or fiscal obligation directly to THE LESSOR in its condition as the owner, THE LESSEE agrees to an obligation to assume the costs and expenses directly including lawyers fees, if such is the case, corresponding to responding to requirements from the administration, appeals against official liquidations and especially to reimburse THE LESSOR the value of costs and expenses including, if such is the case the import rights, taxes, fines and other obligations that the party has had to pay in execution of all customs and fiscal duties.

FIRST PARAGRAPH

THE LESSEE acknowledges to be fully aware and acquainted with the Customs and Fiscal Regime of Colombia, valid in the date on which this contract is

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subscribed and legalized, and agrees to its execution within the terms and conditions set by the law.

SECOND PARAGRAPH

THE LESSOR or a third party, that it may designate is authorized to pay the value of all the customs and fiscal tariffs corresponding to importing the goods when THE LESSEE does not comply with this obligation on his behalf. In all the events THE LESSEE will notify and demonstrate payment of such tariffs to THE LESSOR within the term of twenty-four (24) hours following payment of same ones. The non fulfillment of this obligation will cause the application of sanctions contained CLAUSE TWENTY SIXTH.

FIFTH: DISCHARGE OF RESPONSIBILITY AND COMPENSATION. THE LESSEE declares that it has selected the leased equipment and correspondingly the manufacturing supplier such. THE LESSOR will not respond for late delivery of the good for causes attributable to supplier or manufacturer for any other cause or circumstance, neither for any damage, defect, differs with the specifications or by mistake of the manufacturer, or supplier or merchant in assembly or correct installation of the equipment. If the manufacturer does not deliver the goods, THE LESSOR is released of all responsibility and it will be reimbursed by THE LESSEE by the direct expenses or indirectly incurred for the acquisition of the equipment or as a consequence of this contract, including the price of the leased goods and any losses, advances, taxes, rights, commissions, freight, transportation expenses or any other type of expenses paid.

SIXTH: SUBROGATION. THE LESSEE is subrogated THE LESSOR'S rights vis a vis the manufacturer or supplier derived from the contract of sale and purchase of the equipment, THE LESSEE being able to demand from the manufacturer or supplier directly the compliance with the referred contract of purchase and sale or to request the resolution of the same one, with indemnity of

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damages. In any event, in case of resolution of the sale and purchase contract,
THE LESSEE will have to indemnify THE LESSOR, for all the expenses as stated in the previous Clause.

SEVENTH: REPAIR IN CASE OF EVICTION. The parties herein agree that THE LESSEE discharges THE LESSOR of the reparation of the goods leased, recognizing that it is not responsible for the hidden inconveniences or expressed ones in operation, yield or of any other type that affects this asset. THE LESSEE will reimburse THE LESSOR as agreed in the Clause Twenty Sixth in case this contract is terminated due to hidden inconveniences or operation, yield or any other type that affects this asset. THE LESSEE will reimburse THE LESSOR in the form agreed in the Clause Twenty Sixth in case this Contract is terminated due to inconveniences of the leased goods. In the supposition that the manufacturer or supplier substitutes the goods for others that don't have any defects, these goods shall be part of this contract therefore, all reference to the leased goods that is made in this Contract will be applied to the new goods given in substitution for which THE LESSEE agrees to sign an addendum and to incorporate this way the goods given in substitution to the legal regime of the relationship obtained by means of this contract.

EIGHTH: In the event of any conflict between THE LESSEE and the manufacturer or supplier in virtue of the previous clauses THE LESSEE shall continue THE LESSOR the rent agreed upon in this contract while it is effective.

NINTH: PROTECTION TO THE PROPERTY. THE LESSEE agrees to the obligation to inform third parties that the full and exclusive property of the goods object of this Contract resides in THE LESSOR. In consequence, in all event of judicial or administrative measures which may affect the right on the property of the good, such as seizures, precautionary measures, seizure, retention or similar circumstances or in the event of convocation or preventive concordat, bankruptcy or taking possession of THE LESSEE'S goods. This party has an obligation to

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submit this Contract as proof of being mere holder of the goods object of the contract, and to notify THE LESSOR within the three (3) following days from to the date on the occurrence of the circumstances so that this it adopts the measures that it may consider appropriate. In any event, THE LESSEE is under an obligation from now on to cover by its sole risk, all the expenses required to defend the possession and exercise of the property on the goods for THE LESSOR, without prejudice of the other obligations by means of this contract.

TENTH: TERM. THE LESSOR confers the mere holding of the goods object of this contract to THE LESSEE during the term of TWELVE (12) years starting from the date of the minute which certifies the operation of the equipment object of this contract. The minute to be issued shall be made by THE LESSEE.

ELEVENTH: RENT. THE LESSEE agrees unconditionally and without the need to receive any requirements to pay to THE LESSOR during the validity of this contract a rent biannual payable per semester once it is due, during the twelve
(12) years of validity of the contract, amounts that will become due in the first five days of each semester due being equal then to twenty four installments (24) according to the following flow:


       Total Amount of Installment          Installment No.

                     0.00                        0

                379643.81                        1

                250351.09                        2

                244474.15                        3

                238597.21                        4


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       Total Amount of Installment          Installment No.

                232720.26                        5

                226843.32                        6

                220966.38                        7

                215089.44                        8

                209212.50                        9

                203335.55                       10

                197458.61                       11

                191581.67                       12

                185704.73                       13

                179827.79                       14

                173950.84                       15

                168073.90                       16

                162196.96                       17

                156320.02                       18

                150443.08                       19

                144566.13                       20

                 32107.36                       21

                 30946.67                       22


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       Total Amount of Installment          Installment No.

                 29785.97                       23

                 28625.27                       24

FIRST PARAGRAPH

The rental payments of this contract of LEASING shall start being paid on behalf of THE LESSEE six months after having submitted the last declaration of imports of equipment.

SECOND PARAGRAPH

This amount will be readjusted proportionally, if at arrival to the national territory its CIF cost (cost of merchandise plus insurance and freight) increases or diminishes in connection with the cost CIF cost originally budgeted which serves as the base for the determination of the initial rent. In this case the variation will be made applying the applicable factor at the cost finally budgeted times the real CIF cost of the merchandise. Also, the rent will be adjusted biannually according to the percentile variation suffered by the preferential interest rate of the London market (Libor) between the first and the last business day of each quarter immediately previous to that for which the readjustment is made. THE LESSEE is forced to verify that previous acquisition of the corresponding foreign currencies in the Colombian exchange market with full compliance of legal requirements, shall pay the amounts owed in every term, and this shall be confirmed in writing, by telegram, telefax, letter or fax on the day rent payment is due as agreed in the lease.

TWELFTH: LATE PAYMENTS. In the event of delay by THE LESSEE in payment of the sums of money he owes by virtue of this contract, THE LESSEE shall pay to THE LESSOR, without the need of receiving a requirement on that

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respect a late payment interest, similar to the rate Libor plus (4%) annual calculated from the due date until the date when THE LESSEE has credited payment THE LESSOR'S bank account. In case that there are two or more rental payments delayed, THE LESSEE shall pay THE LESSOR the sum indicated here corresponding to each of these periodic rental payments. Payment of this fine does not terminate the main duty of THE LESSEE'S since such fine is due for late payment and it does not alter THE LESSOR'S right of alleging the noncompliance of the contract neither the application of the sanctions agreed upon Clause Twenty Sixth.

FIRST PARAGRAPH

Tolerance of THE LESSOR in receiving delayed rental payments does not imply an extension of agreed terms for compliance of duties by THE LESSEE under this Contract.

SECOND PARAGRAPH

The lease rent cannot be decreased based in the argument of deterioration or obsolescence of the equipment, events which are assumed by THE LESSEE without decreasing its obligations vis a vis THE LESSOR.

THIRD PARAGRAPH

The obligation of paying rentals on behalf THE LESSEE will not terminate by the fact of ceasing temporary or definitively operation of the leased equipment or due to repair, transference, transformation, strike or a catastrophe at the corporation, and in general for any non attributable cause to THE LESSOR.

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FOURTH PARAGRAPH

To support the obligation of paying the rent THE LESSEE shall granted in favor of THE LESSOR the guarantees it may demand.

FIFTH PARAGRAPH

THE LESSEE resigns the formalities of receiving a requirement expressly to fall in a late payment in the event of delay or non compliance of the obligations agreed upon in this contract and accepts from now on as full proof of any nonfulfillment the communication addressed to this party by THE LESSOR or to the application filed vis a vis the competent authority to obtain its rights.

THIRTEENTH: Amendments to the Contract: THE LESSEE accepts from now on the dispositions made by THE LESSOR on the quarter installments or the purchase option, fines, sanctions and any other values with respect to the contract in compliance with the legal regulations at the time of agreeing upon the amendment.

FOURTEENTH: GUARANTEES. THE LESSEE has an obligation to maintain the goods object of this contract against all risks, and during the term of the contract with an insurance company accepted previously by THE LESSOR, up to an amount equivalent to its commercial value settling as beneficiary of the insurance THE LESSOR. Likewise, THE LESSEE will insure the equipment against civil responsibility for damages that its operation may physically cause to third parties and their properties for an amount which cannot be less than the value recommended for this type of equipment. It is understood that THE LESSEE is and will continue being the only one responsible vis a vis third parties for damages the equipment may cause. THE LESSEE has an obligation to pay insurance installments within a term of ten (10) days after the date of such insurance contracts or the date on which they are renewed.

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FIRST PARAGRAPH

THE LESSEE authorizes THE LESSOR without implying an obligation or responsibility for himself, so that THE LESSEE hires insurance or renewals on her account and risk, and or pays the respective insurance premiums with the purpose of maintaining effective policies protecting the equipment. In the case that THE LESSOR pays on behalf of THE LESSEE the insurance policies, THE LESSEE has the obligation to pay THE LESSOR within a term of two (2) following days from receipt of the collection bill the amount of money paid on his account. The non compliance to any of the obligations assumed under this CLAUSE will be a cause so that THE LESSOR can terminate this Contract with the consequences contained in Clause Twenty Sixth.

SECOND PARAGRAPH

Any total or partial disaster shall not suspend neither it will interrupt nor change expiration of terms.

FIFTEENTH: Responsibility of THE LESSEE. THE LESSEE is responsible for any deterioration of the equipment and or any losses, whichever may be the cause, even when this cause comes from force majeur or chance. In any event of deterioration or losses, THE LESSEE shall immediately notify THE LESSOR and at its option may use one the three following possibilities:

1. To authorize THE LESSEE so that at its own risk recovers the equipment and has it under good operating conditions at the opinion of THE LESSOR, within the term he indicates. It is understood that the repairs can be made only by the manufacturer of the equipment of its representative in the country, unless THE LESSOR under special circumstances authorizes the repair work in writing under other conditions. The spare parts shall be technically appropriate and for no reason its adaptation shall mean an original change of the leased equipment.

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2.  To accept that that THE LESSEE on her own account replaces the equipment within the term indicated by THE LESSOR for another for another under similar presentation conditions, maintaining his initial operation at his satisfaction. The same equipment in any event, shall immediately be subject to this lease contract.

3. To demand THE LESSEE to pay THE LESSOR the resulting amount of multiplying the value of the rent times the number of rentals to be paid from the time when the damage or loss occurred until the expiration of the contract.

SIXTEENTH: CONSERVATION AND MAINTENANCE. The equipment shall only be used by THE LESSEE and personnel at its service, which agrees on her own account and risk to cover the expenses required for conservation of the goods object of this contract to maintain them in perfect shape, except for the normal deterioration for its appropriate use. The equipment shall be used according to the purpose for which it is intended with the proper care and diligence required for its normal conservation and good operation. The normal use of the equipment shall be the one established by the supplier or manufacturer and THE LESSEE agrees to subscribe with such manufacturer or supplier or with the person authorized by this party the Contracts for maintenance that contributes to the conservation and good operation of the equipment. Additionally THE LESSEE agrees to fulfill all the laws, conventions, ordinances, resolutions, regulations or any other disposition which regulates or which may be related to the use and maintenance of the equipment, may they be regulations at national, international, municipal or that they have been approved by the country in whose territory the equipment is located.

SEVENTEENTH: RIGHT OF INSPECTION. THE LESSOR reserves the right to inspect the equipment at any time, to check if operating conditions and maintenance of the equipment are satisfactory. To achieve this purpose and without implying any obligation for THE LESSOR, he is free to visit THE LESSEE'S facilities or the place where the equipment is located and can

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recommend in writing that the proper and required measures are taken if he considers these are necessary and convenient to maintain it in good operation state, which shall be accepted by THE LESSEE immediately. In case THE LESSEE doesn't adopt the measures required by THE LESSOR, IT MAY DECIDE TO terminate this CONTRACT and it will be entitled to demand, in addition to the immediate return of the equipment, the compensation contained in Clause Twenty Sixth. In any event, THE LESSOR will not be responsible for any cost, expense or loss of revenues corresponding to inspection visits or compliance of his recommendations, unless the leased equipment suffers damage attributable directly to the person making the visit on behalf of THE LESSOR.

EIGHTEENTH: CESSION OF THE CONTRACT AND SUBLEASE OF EQUIPMENTS ON BEHALF OF THE LESSEE. Unless expressed there is a previous and written authorization issued by THE LESSOR, THE LESSEE cannot grant the equipment in a sublease agreement not deliver it to third parties for its exploitation under any contractual means, neither to give this way contract under any circumstance, even in the case of existing such authorization, THE LESSEE will continue being fully responsible with the grantee or sub-THE LESSEE vis a vis THE LESSOR.

NINETEENTH: Cession of the Contract on behalf of THE LESSOR: The rights derived from this contract may be assigned fully or partly by THE LESSOR or deliver them as a guarantee for credits. THE LESSEE accepts from now on cession and or pledge once the party has received an extra-judicial notice of such cession or pledge.

TWENTIETH: RIGHT OF RETENTION. THE LESSEE expressly resigns to the right of retention at any title or for any cause it could have on the equipment.

TWENTY FIRST: ANTICIPATED PAYMENT. Any advanced payment, deposit of option or extraordinary payment that THE LESSOR made before the date on

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which the contract was signed shall be on behalf of THE LESSEE and it shall generate interests at the Libor rate of the week, plus two (2) points due month.

TWENTY SECOND: LICENSE AND OPERATION PERMITS. THE LESSEE agrees to the obligation to obtain all permits and licenses required by the Colombian law for the operation of the goods object of this contract.

TWENTY THIRD: TAXES AND FINES. All taxes which are a burden to the goods object of this contract, as well as fines to be imposed as a result of its irregular or illegal operation, will be paid exclusively by THE LESSEE. If new taxes are imposed which are a burden or increased the tributary burden that THE LESSOR has in connection with this contract increase, THE LESSEE agrees on the obligation from now on to assume such higher taxes exclusively paying on behalf of THE LESSOR.

TWENTY FOURTH: LOCATION OF THE GOODS. The goods object of this contract will remain inside the territory of the Republic of Colombia. THE LESSEE agrees on the obligation to notify THE LESSOR in writing within the three following days after changing its location reporting the new location of the goods.

TWENTY FIFTH: TERMINATION. This contract shall terminate for the following causes:

25.1.  By mutual agreement by the parties;

25.2.  Due to expiration of the term agreed.

25.3. Due to a unilateral decision made by THE LESSOR at any time before expiration of the term, without the need of having a judicial declaration and also

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demanding from THE LESSEE to return the team in any event of non fulfillment of this contract and especially in the following ones:

a) Due to late payment or non payment of the rent and custom tariffs in a term or more.

b) Due to non proper use of the leased equipment which denaturalizes its original function or which can cause in the opinion of THE LESSOR deterioration different to the normal according to its technique and use.

c) For omission of warnings which should send to THE LESSOR in the case of damage or destruction of the leased equipment.

d) For ignoring THE LESSOR'S instructions on approach and opportunity for repairs required by leased equipment during this contract by cause.

e) The fact of trying to burden with any kinds of burdens or guarantees the leased equipment and in any event, when it is affected by legal or preventive actions, in case of proceedings which do not pertain to THE LESSOR.

f) In case of sub-leasing or delivering the equipment to third parties for exploitation under any contractual modality or to transfer this contract without THE LESSOR'S expressed, previous and written authorization.

g) For not protecting the goods object of this contract through insurance corporations as per the terms agreed upon in this contract.

25.4.  For any other causes stated in applicable laws to this contract.

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25.5.  For bankruptcy, preventive concordat, or taking of possession of goods belonging to THE LESSEE or for been accused in a legal suit by third parties judicially, involving the goods object of this contract. In these events THE LESSOR may charge the pending rents except that THE LESSEE creditors propose his substitution granting guarantees at satisfaction of THE LESSOR.

25.6. In case of loss or damage of the equipment which may affect its normal operation and

25.7.  In case of dissolution and liquidation of THE LESSEE.

TWENTY SIXTH: SANCTION FOR NONFULFILMENT. When THE LESSOR is forced to terminate this contract according to the previous Clause, THE LESSEE shall pay THE LESSOR as a sanction for non fulfillment, in addition to the amounts due as stated in Clause Eleventh, an amount equivalent to rental payments agreed upon, which have not been covered, and have not been caused. Payment of fine, does not extinguish the obligation of returning the equipment, neither THE LESSOR, will lose the right of demanding the Compensation for damages which have been caused by THE LESSEE'S non fulfillment.

TWENTY SEVENTH: REFUND OF THE EQUIPMENT. At termination of the contract due to a cause different to the expiration of the term, the equipment shall be returned to THE LESSOR in the same state of good operation in which THE LESSEE received it except for the derived natural deterioration of common good use. Refund of the equipment shall be made by THE LESSEE during the five (5) following days to termination, otherwise, it will incur in a daily fine in favor of THE LESSOR. Payment of this fine does not extinguish the duty of returning the leased equipment. The refund will be made in the place that THE LESSOR designates and THE LESSEE shall pay for the expenses this refund causes including those corresponding to removal, transportation and installation.

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TWENTY EIGHTH:  OPTION OF ACQUISITION.  Subject to the term of this contract and to the condition that it has been completely fulfilled for THE LESSEE, THE
LESSOR grants THE LESSEE the option of acquiring once this contract terminates the property of the goods object of this contract, option accepted by THE LESSEE committing to exercise, under the following stipulations:

1.  Price US $27,890.57

2.  Payment Term:  Payable at the end of the lease term: Twelve years.

TWENTY NINTH: INTERPRETATION. This contract is governed for interpretation as follows:

1.  As per the clauses of this contract.

2. As per the laws of the United States of America that regulate the financial lease contract. However, with respect to recovery of leased goods the Colombian legislation shall be applied.

3. In case of lacking a special regulation on the subject the laws agreed upon at the UNIDROIT Convention shall apply on International Leasing. These were approved in Ottawa, Canada on May 26, 1988, by virtue of Article 7 of the Commerce Code of Colombia.

THIRTIETH: ARBITRATION. All disagreements derived from contract will be resolved definitively by an Arbitration Tribunal constituted by three (3) arbitrators one appointed by each one of the parties and another by the International Chamber of Commerce, National Committee of Colombia - New York. This decision will be made according to the law. The place of the arbitration will be

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Santafe de Bogota, D.C. The official language to be used during the arbitration proceeding will be Spanish. The process to appoint the arbitrator as well as the development of the arbitration will be governed by the regulation on conciliation and arbitration of the International Chamber of Commerce.

THIRTY FIRST: ACTIONS AND PROCEDURES. The original copy of this contract serves for executive merit with respect to the clear duties agreed upon therein, when these become accrued according to the contract and the Colombian legislation.

The first copy will serve as base for the effects of the registration in the case that, given the nature and legal regime of the goods object of this contract requires.

The second copy of this contract serves to demand the actions by THE LESSOR to recover the possession of the goods object of the contract.

THIRTY SECOND: NOTICES. Any notices or communications which should be made to THE LESSOR, according to this Contract, can be given or to be made though registered mail to P.O. Box No. 10159 in CALI or to any other addresses that the party may indicate. On the other hand, any notice or notification that should be made according to this Contract or to be given TO THE LESSEE can be made sending it by registered to the following address Calle 5/a/ No. 12-13 Buga, Valle del Cauca.

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In consequence this contract is subscribed and legalized in Cali, on September
1, 1998.

GLOBAL TELECOMMUNICATIONS OPERATIONS INC.
THE LESSOR

/s/ Felipe Garcia Echeverri
---------------------------
FELIPE GARCIA ECHEVERRI
c.c. 80.409.281 of Usaquen
Special manager

BUGATEL S.A. E.S.P.

THE LESSEE

/s/ Jorge Enrique Martinez Ocampo
---------------------------------
Jorge Enrique Martinez Ocampo
C.C. Not. 7.506.436 of Armenian
Representative Legal Substitute

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